UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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McMoRan Exploration Co.

(Name of Registrant as Specified In Its Charter)

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Questions and Answers about the Proxy Materials, Annual Meeting and Voting
Stockholder Proposals
Corporate Governance
Director Compensation
Election of Directors
Information About Director Nominees
Stock Ownership of Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Stock Ownership of Certain Beneficial Owners
Executive Officer Compensation
Compensation Discussion and Analysis
Corporate Personnel Committee Report On Executive Compensation
Executive Compensation Tables
Retirement Benefit Programs
Potential Payments upon Termination or Change of Control
Audit Committee Report
Independent Registered Public Accounting Firm
Selection and Ratification of the Independent Registered Public Accounting Firm
Certain Transactions
Proposal to Amend Article IV 1. of our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock
Proposal to Adopt the Amended and Restated 2008 Stock Incentive Plan

Notice of Annual Meeting of Stockholders

May 3, 2010

March 25, 2010

Date:	Monday, May 3, 2010

Time:	11:00 a.m., Central Time

Place:	McMoRan Exploration Co. 1615 Poydras Street New Orleans, Louisiana 70112

Purpose:	•	To elect seven directors,

	•	To ratify the appointment of our independent registered public accounting firm,

	•	To adopt a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000,

	•	To adopt the Amended and Restated 2008 Stock Incentive Plan, and

	•	To transact such other business as may properly come before the meeting.

Record Date:	Close of business on March 10, 2010

Your vote is important. Whether or not you plan to attend the meeting, please promptly vote online or complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation is appreciated.

By Order of the Board of Directors.
NANCY D. PARMELEE
Senior Vice President, Chief Financial Officer
& Secretary

Information about Attending the Annual Meeting

Only stockholders of record on the record date are entitled to notice of and to attend or vote at our annual meeting. If you plan to attend the meeting in person, please bring the following:

1. Proper identification.

2. Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker stating that you beneficially owned McMoRan Exploration Co. stock on the record date or (b) an account statement showing that you beneficially owned McMoRan Exploration Co. stock on the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2010.

This proxy statement and the 2009 annual report are available at
www.proxymaterial.com/mmr

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112

The 2009 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 25, 2010.

Questions and Answers about the Proxy Materials, Annual Meeting and Voting

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our 2010 annual meeting of stockholders because you owned shares of our common stock at the close of business on March 10, 2010, the record date for the annual meeting, and are therefore entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders on or about March 25, 2010. We have made these materials available to you on the internet and we have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares.

When and where will the annual meeting be held?

The annual meeting will be held at 11:00 a.m. Central Time on Monday, May 3, 2010, at our company headquarters located at 1615 Poydras Street, New Orleans, Louisiana 70112.

Who is soliciting my proxy?

Our board of directors is soliciting your proxy to vote on all matters scheduled to come before the 2010 annual meeting of stockholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by casting your vote via the internet, you are authorizing the proxy holders to vote your shares at our annual meeting as you have instructed.

On what matters will I be voting? How does the board of directors recommend that I cast my vote?

At the annual meeting, our stockholders will be asked to elect our director nominees, ratify the appointment of our independent registered public accounting firm, adopt the proposed amendment to our Amended and Restated Certificate of Incorporation, adopt the Amended and Restated 2008 Stock Incentive Plan and consider any other matter that properly comes before the meeting.

The board of directors unanimously recommends that you vote:

•	FOR all of the director nominees;

•	FOR the ratification of the appointment of our independent registered public accounting firm;

•	FOR the adoption of the proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000; and

•	FOR the adoption of the Amended and Restated 2008 Stock Incentive Plan.

We do not expect any matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the annual meeting, and they intend to vote on any such other matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on March 10, 2010, the record date.

How many votes can be cast by all stockholders?

As of the record date, we had 92,372,271 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the annual meeting?

Our by-laws provide that the presence at the meeting, whether in person or by proxy, of a majority of our outstanding shares of common stock, constitutes a quorum necessary to properly convene a meeting of our stockholders. The inspector of election will determine whether a quorum exists. Shares of our common stock present at the annual meeting that abstain from voting, that are the subject of broker non-votes, or for which voting authority is withheld will be counted as present for purposes of determining the existence of a quorum.

How do I vote?

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may vote your shares by internet or by mail as further described below. Your vote authorizes each of James R. Moffett, Richard C. Adkerson and Kathleen L. Quirk, as proxies, each with the power to appoint his or her substitute, to represent and vote your shares as you directed.

•	Vote by Internet — http://www.ivselection.com/explor10

•	Use the internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (Central Time) on May 2, 2010.

•	Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot.

•	Vote by Mail

•	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet or mail, will be voted at the annual meeting. If you vote by internet, please do not mail your proxy card.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or nominee that is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question entitled “What if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?”

Participants in our Employee Capital Accumulation Program

If you hold shares of our common stock through our Employee Capital Accumulation Program (ECAP), you may only vote your shares by mail. Accordingly, please mark, sign and date your proxy card and return it in the postage-paid envelope provided to you.

What if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly execute and return a proxy or voting instruction card, your stock will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares will be voted in accordance with the recommendations of our board of directors, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. Rules of the New York Stock Exchange (NYSE) determine whether proposals presented at the stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under NYSE rules for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm and the proposed amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors or the adoption of the Amended and Restated 2008 Stock Incentive Plan without instructions from you. Without your voting instructions on these two matters, a broker non-vote will occur. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for the approval of such matters to be presented at the meeting; however, such shares will be considered present at the annual meeting for purposes of determining the existence of a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required

Election of directors	Majority of votes cast
Ratification of auditor	Majority of common stock present in person or by proxy and entitled to vote
Approval of amendment to Amended and Restated Certificate of Incorporation	Majority of outstanding common stock
Approval of Amended and Restated 2008 Stock Incentive Plan	Majority of common stock present in person or by proxy and entitled to vote

In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the shares voted. In contested elections (where the number of nominees exceeds the number of directors to be elected), our directors are elected by a plurality of shares voted. Under our by-laws, all other matters require the affirmative vote of the holders of a majority of our common stock present in person or by proxy and entitled to vote on such matters, except as otherwise provided by statute, our certificate of incorporation or our by-laws. Abstentions as to all such matters to come before the annual meeting will be counted as votes against those matters.

Can I revoke or change my vote?

Yes. Your proxy can be revoked or changed at any time before it is voted by notice in writing to our corporate secretary, by our timely receipt of another proxy with a later date or by voting in person at the annual meeting.

Who pays for soliciting proxies?

We pay all expenses of soliciting proxies for the annual meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York, to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson’s services will be $7,500 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, e-mail, personal interview or other means.

Could other matters be considered and voted upon at the annual meeting?

Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our by-laws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies in his or her discretion.

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Corporate Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112 by November 22, 2010.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by January 3, 2011, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary, or access our by-laws on our web site at www.mcmoran.com under About Us — Corporate Governance. Failure to comply with our by-law procedures and deadlines may preclude presentation of the matter at the meeting.

Corporate Governance

Corporate Governance Guidelines; Ethics and Business Conduct Policy

Our corporate governance guidelines and our ethics and business conduct policy are available at www.mcmoran.com under About Us — Corporate Governance and are available in print upon request. Amendments to or waivers of the ethics and business conduct policy granted to any of our directors or executive officers will be published promptly on our website.

Board and Committee Meeting Attendance

Our board of directors held five regular meetings and one special meeting during 2009. During 2009, each of our directors attended 100% of the aggregate of the total number of meetings of the board and the total number of meetings held by each committee of the board on which each such director served. Directors are invited but not required to attend annual meetings of our stockholders. Mr. Adkerson attended the last annual meeting of stockholders.

Board Composition and Leadership Structure

As of the date of this proxy statement, our board consists of seven members, four of whom have no material relationship with the company and are independent within the meaning of our corporate governance guidelines, which comply with the NYSE director independence standards, as currently in effect. We also have three advisory directors. Each advisory director, upon the invitation of the board of directors, has the privilege to receive notice of and to attend regular meetings of the board of directors or any committee of the board for which such advisory director has been appointed to serve as an advisor or consultant, and may participate in all discussions occurring during such meetings in an advisory capacity. Advisory directors are not entitled to vote on any matter brought before the board or any committee.

James R. Moffett and Richard C. Adkerson serve as co-chairmen of our board and Glenn A. Kleinert serves as president and chief executive officer and is not a director. We separated the positions of chairman of the board and chief executive officer in 2004, when we named Messrs. Moffett and Adkerson as co-chairmen of the board and Mr. Kleinert as president and chief executive officer. Our board determined that the separation of these roles would maximize management’s efficiency. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the co-chairmen of the board to lead the board in its fundamental role of providing guidance to and oversight of management. Messrs. Moffett and Adkerson develop the company’s business strategy. In addition, Mr. Moffett directs the company’s exploration and development activities and Mr. Adkerson focuses on financial strategy and planning and on administrative activities. While our by-laws and corporate governance guidelines do not require our chairman and chief executive officer positions to be separate, the board believes that having separate positions is the appropriate leadership structure for our company at this time. Our board, however, periodically reviews its leadership structure and may make such changes in the future as it deems appropriate.

Our board of directors has concluded that its current leadership structure provides an appropriate framework for our directors to provide independent, objective and effective oversight of management. Our co-chairmen of the board, Messrs. Moffett and Adkerson, are not considered independent directors because they are part of our management team and receive compensation for services to our company in addition to their services as directors. In accordance with our corporate governance guidelines, our non-management directors meet in executive session at the end of each regularly scheduled board meeting. The presiding director for executive session meetings rotates on a meeting by meeting basis among the independent directors who are chairpersons of our three principal board committees (audit, corporate personnel and nominating and corporate governance, discussed below), except as the directors may otherwise determine for a specific meeting. We believe that this approach effectively encourages full engagement of the non-management directors in executive sessions, while avoiding unnecessary hierarchy. Following each executive session of non-management directors, the presiding director serves as a liaison between the non-management directors and the co-chairmen regarding any specific feedback or issues that have been discussed in executive session. In addition, our three principal board committees are composed entirely of independent directors, and they have the power and authority to engage independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of the full board or management.

Board Committees

Our board has three standing committees: an audit committee, a corporate personnel committee and a nominating and corporate governance committee. Each committee operates under a written charter adopted by the board. All of the committee charters are available on our web site at www.mcmoran.com under About Us — Corporate Governance and are available in print upon request. The primary functions of each board committee are described below.

Audit			Meetings
Committee Members	Functions of the Committee		in 2009

Robert A. Day, Chairman Gerald J. Ford H. Devon Graham, Jr. Suzanne T. Mestayer	•	please refer to “Audit Committee Report” included in this proxy statement	5

Corporate Personnel			Meetings
Committee Members	Functions of the Committee		in 2009

H. Devon Graham, Jr., Chairman Suzanne T. Mestayer	•	determines the compensation of our executive officers	3
	•	administers our cash-based and equity-based incentive compensation plans
	•	oversees company’s assessment of whether its compensation practices are likely to expose the company to material risks
	•	please refer to “Corporate Personnel Committee Procedures” included in this proxy statement

Nominating and Corporate Governance			Meetings
Committee Members	Functions of the Committee		in 2009

Gerald J. Ford, Chairman H. Devon Graham, Jr.	•	nominates individuals to stand for election or re-election as directors	2
	•	considers recommendations by our stockholders of potential nominees for election as directors
	•	makes recommendations to our board concerning the structure of our board and board committees
	•	conducts annual board and committee evaluations
	•	maintains and makes recommendations to our board regarding our corporate governance guidelines
	•	oversees the form and amount of director compensation

Corporate Personnel Committee Procedures

The corporate personnel committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for executive officers, evaluate the performance of the executive officers, and make awards to executive officers under our stock incentive plans. The committee also reviews, approves and recommends to our board of directors any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to an executive officer. The committee annually recommends to the board the slate of officers for the company and periodically reviews the functions of our executive officers and makes recommendations to the board concerning those functions. The committee also periodically evaluates the performance of our executive officers.

If stock options or other equity awards are granted in a given year, the committee’s policy is that such regular annual equity awards are granted at its first or second meeting of each fiscal year, and that to the extent the committee approves any awards at other times during the year, such awards will be made during an open window period when our executive officers and directors are permitted to trade in company securities. Each August, the board establishes a meeting schedule for itself and its committees for the next calendar year. The first and second meetings of each year are scheduled approximately five months in advance, and are scheduled to fall within the window period following the release of the company’s earnings for the fourth quarter of the previous year.

The terms of our stock incentive plans provide that the exercise price of each stock option cannot be less than the fair market value of a share of our common stock on the grant date. Pursuant to the committee’s policies, for purposes of our stock incentive plans the fair market value of our common stock will be determined by reference to the closing sale price on the grant date. In addition, our stock incentive plans permit the committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934, as amended. Our current equity grant policy provides that each co-chairman of the board has authority to make or modify grants to such employees, subject to the following conditions:

•	No grant may relate to more than 10,000 shares of common stock;
•	Such grants must be made during an open window period and must be approved in writing by such officer, the grant date being the date of such written approval;
•	The exercise price of any options granted may not be less than the fair market value of our common stock on the grant date; and
•	The officer must report any such grants to the committee at its next meeting.

Please refer to “Compensation Discussion and Analysis” for more information regarding the stock option grants made by the committee to our named executive officers.

Compensation Committee Interlocks and Insider Participation

The current members of our corporate personnel committee are Mr. Graham and Ms. Mestayer. In 2009, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as one of our directors or on our corporate personnel committee.

Board’s Role in Oversight of Risk Management

The board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, the board of directors reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the company. In addition, as reflected in our ethics and business conduct policy, our board seeks to establish a “tone at the top” communicating the board’s strong commitment to ethical behavior and compliance with the law.

The board believes that full and open communication between senior management and the board of directors is essential to effective risk oversight. Our co-chairmen meet regularly with senior management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled board meetings where they conduct presentations to the board on various strategic matters involving our operations and are available to address any questions or concerns raised by the board on risk management-related or any other matters. Our board oversees the strategic direction of our company, and in doing so considers the potential rewards and risks of our company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

While the board is ultimately responsible for risk oversight at our company, our three board committees assist the board in fulfilling its oversight responsibilities with respect to certain areas of risk. As part of its responsibilities as set forth in its charter, the audit committee is responsible for reviewing and discussing with management and the company’s independent registered public accounting firm the company’s major financial risk exposures and the measures management has taken to monitor, control and minimize such risks, including the company’s risk assessment and risk management policies. The audit committee assists the board in fulfilling its oversight responsibilities by monitoring the effectiveness of the company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance. Our internal auditor and independent registered public accounting firm meet regularly in executive session with the audit committee. As part of its responsibilities as set forth in its charter, the corporate personnel committee is responsible for overseeing the company’s assessment of whether its compensation policies and practices are likely to expose the company to material risks and in consultation with management, is responsible for overseeing the company’s compliance with regulations governing executive compensation. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s board leadership structure and corporate governance matters. Each committee regularly reports on these matters to the full board.

Board and Committee Independence and Audit Committee Financial Experts

On the basis of information solicited from each director, and upon the advice and recommendation of the nominating and corporate governance committee, the board has affirmatively determined that each of Messrs. Day, Ford and Graham, and Ms. Mestayer has no material relationship with the company and is independent within the meaning of our corporate governance guidelines, which comply with the applicable NYSE listing standards and SEC rules. In making this determination, the nominating and corporate governance committee, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the committee considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. The nominating and corporate governance committee recommended to the board that each of these four directors be considered independent, which the board approved.

Further, the board has determined that each of the members of the audit, corporate personnel, and nominating and corporate governance committees has no material relationship with the company and satisfy the independence criteria (including the enhanced criteria with respect to members of the audit committee) set forth in the applicable NYSE listing standards and SEC rules. In addition, the board has determined that each member of the audit committee, Messrs. Day, Ford and Graham and Ms. Mestayer, qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission (SEC).

Consideration of Director Nominees

In evaluating nominees for membership on the board, the nominating and corporate governance committee applies the board membership criteria set forth in our corporate governance guidelines. Under these criteria, the committee will take into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. In selecting nominees, the committee seeks to have a board that represents a diverse range of perspectives and experience relevant to our company. The committee will also evaluate each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using his or her experience in these various areas.

Our nominating and corporate governance committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

As stated above, the nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than January 3, 2011. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2011 annual meeting or 10 days following the public announcement of the date of the 2011 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to: Corporate Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112.

Communications with the Board

Stockholders or other interested parties may communicate directly with one or more members of our board, or the non-management directors as a group, by writing to the director or directors at the following address: McMoRan Exploration Co., Attn: Board of Directors or the name of the individual director or directors, 1615 Poydras Street, New Orleans, Louisiana 70112. The company will forward the communication to the appropriate directors.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors as well as the skill-level required by the company to be an effective member of the board. The form and amount of director compensation is reviewed by the nominating and corporate governance committee, which makes recommendations to the full board.

Cash Compensation

Each non-management director and advisory director receives an annual fee of $40,000. Committee chairs receive an additional annual fee as follows: audit committee, $12,000; corporate personnel committee and nominating and corporate governance committee, $6,000. Each non-management director and each advisory director receives a fee of $1,500 for attending each board and committee meeting (for which he or she is a member) and is reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Effective May 1, 2009, management directors do not receive a fee for attending board meetings. The compensation of each of Messrs. Moffett and Adkerson, the co-chairmen of the board, is reflected in the “Summary Compensation Table” below.

Equity-Based Compensation

Non-management directors and advisory directors also receive equity-based compensation under the 2004 Director Compensation Plan (the 2004 Plan) and the 2008 Stock Incentive Plan (the 2008 Plan), both of which were approved by our stockholders. Under the 2004 Plan, each non-management director and advisory director receives an annual grant of options to acquire 3,500 shares of our common stock on June 1st of each year. In addition, the 2008 Plan authorizes the nominating and corporate governance committee to make additional equity grants to our non-management directors and advisory directors at its discretion. Under our current program, upon approval of the nominating and corporate governance committee, each non-management director and advisory director receives an additional annual grant of options to acquire 1,500 shares of our common stock and 2,500 restricted stock units on June 1st of each year. All options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. The restricted stock units also vest ratably over the first four anniversaries of the grant date. Each restricted stock unit entitles the director to receive one share of our common stock upon vesting. To the extent dividends are paid on our common stock in the future, dividend equivalents will accrue on the restricted stock units on the same basis as dividends will be paid on our common stock and will include market rate interest. The dividend equivalents will only be paid upon vesting of the shares of our common stock. The plans also provide for a pro rata grant of options to a director upon his or her initial election to the board other than at an annual meeting. On June 1, 2009, each non-management director and advisory director was granted an option to purchase 5,000 shares of our common stock at a grant price of $7.46 and 2,500 restricted stock units.

The 2004 Plan provides that participants may elect to exchange all or a portion of their annual fee for an equivalent number of shares of our common stock on the payment date, based on the fair market value of our common stock on the date preceding the payment date. The 2004 Plan further provides that participants may elect to defer all or a portion of their annual fee and meeting fees, and that such deferred amounts will accrue interest at a rate equal to the prime commercial lending rate announced from time to time by JP Morgan Chase (compounded quarterly), and shall be paid out at such time or times as directed by the participant. See footnote (1) to the “Director Compensation” table for details regarding participation in these programs by our directors.

2009 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-management directors during 2009. The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value, and do not necessarily equate to the income that will ultimately be realized by the director for these awards.

2009 Director Compensation

	Fees
	Earned or
	Paid in	Stock	Option	All Other
Name of Director	Cash(1)	Awards(2)	Awards(2)	Compensation(3)	Total

Robert A. Day	$68,500	$18,650	$22,800	$—	$109,950
Gerald J. Ford	65,500	18,650	22,800	—	106,950
H. Devon Graham, Jr.	70,000	18,650	22,800	—	111,450
Suzanne T. Mestayer	61,000	18,650	22,800	31,360	133,810
B. M. Rankin, Jr.	49,000	18,650	22,800	100,009	190,459

(1)	In accordance with our 2004 Plan, Mr. Ford elected to receive an equivalent number of shares of our common stock in lieu of 100% of his annual fee. Ms. Mestayer elected to receive an equivalent number of shares of our common stock in lieu of 100% of her annual fee through June 30, 2009. The amounts reflected include the fees used to purchase shares of our common stock.

(2)	Amounts reflect the aggregate grant date fair value of the stock awards (restricted stock units or RSUs) and option awards (options). RSU awards are valued on the date of grant at the closing sale price per share of our common stock. The Black-Scholes option model was used to determine the grant date fair value of the options that we granted to the directors. For information relating to the assumptions made by us in valuing the option awards made to our non-management directors in fiscal year 2009, refer to Note 12 of our financial statements in our annual report on Form 10-K for the year ended December 31,

2009. On June 1, 2009, each non-management director was granted options to purchase an aggregate 5,000 shares of our common stock and 2,500 restricted stock units. The options that were granted had a grant date fair value of $4.56 per option using the Black-Scholes option model. The grant of 2,500 restricted stock units had a grant date fair value of $7.46 per unit.

As of December 31, 2009, each director had the following number of options outstanding: Mr. Day, 30,500; Mr. Ford, 30,500; Mr. Graham, 30,500; Ms. Mestayer 15,250; Mr. Rankin, 23,125. As of December 31, 2009, each director had 4,375 restricted stock units outstanding.

(3)	Includes $31,360 in company matching for Ms. Mestayer under the matching gifts program and $100,009 in consulting fees received by Mr. Rankin and allocated to us pursuant to a consulting arrangement. Please refer to the section titled “Certain Transactions.”

Election of Directors

In accordance with our by-laws, our board of directors has fixed the current number of directors at seven. The terms of all of our directors expire at the 2010 annual meeting of stockholders. Upon the recommendation of our nominating and corporate governance committee, our board has nominated each of Messrs. Adkerson, Day, Ford, Graham, Moffett and Rankin and Ms. Mestayer to serve a one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the election of each such director, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.

Under our by-laws, in an uncontested election, directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote, with the seven director nominees who receive the most votes being elected.

In an uncontested election, any nominee for director who has a majority of votes cast “withheld” from his or her election will be required to promptly tender his or her resignation to the board. The nominating and corporate governance committee will recommend to the board whether to accept or reject the tendered resignation. The board will act on the committee’s recommendation and publicly disclose its decision within 90 days after the date of the annual meeting of stockholders. Any director who tenders his or her resignation will not participate in the committee’s recommendation or the board action regarding whether to accept or reject the tendered resignation.

In addition, if each member of the nominating and corporate governance committee fails to be elected at the same election, the independent directors who were elected will appoint a committee to consider the tendered resignations and recommend to the board whether to accept or reject them. Any vacancies on the board may be filled by a majority of the directors then in office. Each director elected in this manner will hold office until his or her successor is elected and duly qualified.

Information About Director Nominees

The table below provides certain information as of March 10, 2010, with respect to each director nominee. The biographies of each of the director nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the board to determine that the person should be nominated to serve as a director for the company in 2010. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The year first elected a director and positions with the company described below include the period that the person served as a director or an officer of McMoRan Oil & Gas Co., a predecessor of the company formed in 1994.

			Year First
Name of Director		Principal Occupation, Business Experience,	Elected a
Nominee	Age	and Other Directorships	Director

Richard C. Adkerson	63
Co-Chairman of the Board of the Company from 1998 to present. Chief Executive Officer of the Company and its predecessor from 1994 to 2004. President of the Company from 1998 to 2004. Current President and Chief Executive Officer and a director of Freeport-McMoRan Copper & Gold Inc. (FCX), a mining company. Vice Chairman of Freeport-McMoRan Inc. from 1995 to 1997. Chairman, Chief Executive Officer & President of Stratus Properties Inc. from 1992 to 1998. Partner and Managing Director of Arthur Andersen & Co. from 1978 to 1989. Professional Accounting Fellow with the Securities and Exchange Commission and Presidential Exchange Executive from 1976 to 1978. Holds B.S. and M.B.A. in Accounting from Mississippi State University and completed Advanced Management Program at Harvard Business School.
			1994

Mr. Adkerson is an experienced business leader making him highly qualified to co-lead our board. His experience as managing director of an international accounting firm, where he headed the firm’s worldwide oil and gas industry practice, and as a Professional Accounting Fellow with the SEC provide him with a knowledge of accounting and financial issues, particularly as they relate to the oil and gas industry. Mr. Adkerson’s management experience and oil and gas industry experience as well as his accounting background enable him to guide our company’s business strategy, particularly with respect to financial, accounting and administrative activities.

Robert A. Day	66
Chairman of the Board, Chief Executive Officer and founder of Trust Company of the West, an investment management company and one of the largest independent trust companies in the U.S. Chairman of the Board of TCW Group, a registered investment management company. Chairman of Oakmont Corporation, a registered investment advisor. Chairman, President and Chief Executive Officer of W. M. Keck Foundation, a national philanthropic organization. Holds B. S. in Economics from Claremont McKenna College. Current director of FCX. Former director of Fisher Scientific International, Syntroleum Corp. and Société Générale.
			1994

Mr. Day is an experienced financial leader with the skills necessary to serve on our board of directors and to lead our audit committee. With his background in economics and extensive experience in the financial services industry, Mr. Day is well-versed in accounting principles and financial reporting rules and regulations, and is equipped to evaluate financial results and generally oversee the financial reporting process of a large corporation. Mr. Day brings significant business and finance experience to our board and provides insight into strategies and solutions to address an increasingly complex business environment.

			Year First
Name of Director		Principal Occupation, Business Experience,	Elected a
Nominee	Age	and Other Directorships	Director

Gerald J. Ford	65
Chairman of the Board of Diamond-A Ford Corp. from 1994 to present. General Partner of Ford Financial Fund, L.P., a private equity firm, from January 2010 to present. Chairman of the Board and Chief Executive Officer of Golden State Bancorp. Inc. and its wholly owned subsidiary, California Federal Bank, a Federal Savings Bank, from 1998 through its 2002 merger with Citigroup Inc. Chief Executive Officer of First Acceptance Corporation from 1994 to 2002. Holds B.A. in Economics and J.D. from Southern Methodist University. Current director of FCX, First Acceptance Corporation, Hilltop Holdings Inc. and Scientific Games Corporation. Former director of Liberté Investors, Inc., Americredit Corp., and Affordable Residential Communities.
			1998

Mr. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. His extensive banking industry experience and educational background in economics and law provide him with a wealth of knowledge in dealing with financial, accounting and regulatory matters, making him a valuable member of our board of directors. In addition, his service on the board of directors and audit and corporate governance committees of a variety of public companies gives him a deep understanding of the role of the board and positions him well to serve as the chair of our nominating and corporate governance committee and as a member of our audit committee.

H. Devon Graham, Jr.	75	President of R. E. Smith Interests, an asset management company, from 1997 to present. U.S. Regional Managing Partner, Arthur Andersen & Co. from 1985 to 1997. Chairman of the Board of Partners of Arthur Andersen & Co. from 1984 to 1986. Holds B. S. in Accounting from Mississippi State University. Current director of FCX.	1999

Mr. Graham’s 41-year career in public accounting with an international accounting firm, where he served in various leadership positions, including Chairman of the Board of Partners, member of the Worldwide Executive Committee, U.S. Regional Managing Partner, member of the U.S. Leadership Committee and Chairman of the Industry Steering Committee, make him a valuable member of our board of directors and each of our principal board committees. This experience also provided him with substantial personnel management experience making him highly qualified to lead our corporate personnel committee.

			Year First
Name of Director		Principal Occupation, Business Experience,	Elected a
Nominee	Age	and Other Directorships	Director

Suzanne T. Mestayer	57	Managing Member — Advisean Partners, L.L.C., a private investment and business consultation company from 2008 to present. President — New Orleans Market, Regions Bank (formerly AmSouth Bank) from 2000 to 2008. Executive Vice President — Wealth Management, First NBC Bank Holding Company from 1992 to 1998. Director of Tax Practice — Louisiana, PricewaterhouseCoopers LLP from 1991 to 1992 and Partner — Tax Division, Arthur Andersen & Co. from 1973 to 1991. Holds B.S. in Accounting from Louisiana State University.	2007

Ms. Mestayer’s 15 years of leadership in the banking industry, accounting background, and experience as a tax partner and tax director at international accounting firms qualifies her to serve as a director of our company and as a member of our audit committee. In addition, the extensive management experience she acquired in these positions makes her a valued member of our corporate personnel committee. As the newest member of our board, Ms. Mestayer’s perspective makes her a valuable component of a well-rounded board of directors.

James R. Moffett	71	Co-Chairman of the Board of the Company from 1998 to present. Chief Executive Officer of FCX from 1995 to 2003. Chairman and Chief Executive Officer of Freeport-McMoRan Inc. from 1984 to 1997. Received Horatio Alger Association of Distinguished Americans Award in 1990. Received Norman Vincent Peale Award in 2000 for exceptional humanitarian contributions to society. Holds B.S. with special honors in Geology from The University of Texas at Austin and M.S. in Geology from Tulane University. Current Chairman of the Board of FCX.	1994

Mr. Moffett, one of the founders of our company, has extensive expertise as a practicing geologist and with respect to our business operations, making him uniquely qualified to co-lead our board. In 1969, he and two associates founded McMoRan Oil & Gas Co., which developed into one of America’s leading independent oil and gas companies. In 1981, Mr. Moffett led the effort to merge McMoRan Oil & Gas Co. and Freeport Minerals Company. The merger resulted in the establishment of a new company, Freeport-McMoRan Inc., which became one of the world’s leading natural resource companies of which he served as Chairman and Chief Executive Officer from 1984 to 1997 at which time it was acquired. Mr. Moffett has been actively engaged in petroleum geological activities for many years in the areas of our company’s operations and has directed exploration activities leading to the discovery of major natural resource deposits throughout his business career. Our company benefits from his direction of our exploration programs and his detailed knowledge and perspective regarding strategic and operational opportunities and challenges facing our company.

			Year First
Name of Director		Principal Occupation, Business Experience,	Elected a
Nominee	Age	and Other Directorships	Director

B. M. Rankin, Jr.	80	Private investor. Vice Chairman of the Board of the Company from 2001 to present. Current Vice Chairman of the Board of FCX. Chairman of U.S. Oil and Gas Association from 2008 to 2010. McCombs School of Business, The University of Texas at Austin Hall of Fame, 2006. Hunt Oil Company 1955 to 1967. Holds B.B.A. from The University of Texas at Austin. Former director of Texas Mid-Continent Oil and Gas Association.	1994

Mr. Rankin is one of the founders of our company and has more than 50 years of experience in the oil and gas industry. In 1969, along with Mr. Moffett and another associate, he founded McMoRan Oil & Gas Co., which developed into one of America’s leading independent oil and gas companies. He has a comprehensive understanding of our company and its management, operations and financial requirements. With his significant industry and business experience, he continues to provide valuable insight to our board of directors.

Advisory Directors

In February 2004, the board established the position of advisory director to provide general policy advice as requested by the board. The board appointed Gabrielle K. McDonald and Morrison C. Bethea as advisory directors, each of whom previously served as a director of the company. Judge McDonald’s principal occupation is serving as a judge on the Iran-United States Claims Tribunal, The Hague, The Netherlands since November 2001. Judge McDonald also serves as the Special Counsel on Human Rights to FCX. Dr. Bethea is a staff physician at Ochsner Foundation Hospital and Clinic in New Orleans, Louisiana, and is also a Clinical Professor of Surgery at the Tulane University Medical Center. In January 2008, J. Taylor Wharton resigned as a member of the board and was appointed to serve as an advisory director. Mr. Wharton is the retired Special Assistant to the President for Patient Affairs and professor of Gynecologic Oncology at The University of Texas M. D. Anderson Cancer Center.

Stock Ownership of Directors and Executive Officers

Unless otherwise indicated, (a) this table shows the amount of our common stock each of the directors and named executive officers beneficially owned as of the record date, March 10, 2010, and (b) all shares shown are held with sole voting and investment power, and include, if applicable, shares held in our Employee Capital Accumulation Program (ECAP).

		Number of	Total
	Number of	Shares	Number of
	Shares Not	Subject to	Shares	Percent
	Subject to	Exercisable	Beneficially	of
Name of Beneficial Owner	Options	Options(1)	Owned	Class(2)

Richard C. Adkerson(3)	402,608	2,325,000	2,727,608	2.9%
Robert A. Day(4)	1,071,035	19,125	1,090,160	1.2%
Gerald J. Ford	2,043,801	20,125	2,063,926	2.2%
H. Devon Graham, Jr.	2,625	19,125	21,750	*
Glenn A. Kleinert	335	301,875	302,210	*
Suzanne T. Mestayer	13,002	4,312	17,314	*
James R. Moffett(5)	4,905,404	3,575,000	8,480,404	8.8%
C. Howard Murrish(6)	190,256	557,500	747,756	*
Nancy D. Parmelee	4,069	235,000	239,069	*
B. M. Rankin, Jr.(7)	579,587	11,750	591,337	*
Directors and executive officers as a group (11 persons)	9,224,533	7,412,812	16,637,345	16.6%

*	Ownership is less than 1%

(1)	Our common stock that could be acquired within sixty days of the record date upon the exercise of options granted pursuant to our stock incentive plans.

(2)	Based on 92,372,271 shares of our common stock outstanding as of March 10, 2010.

(3)	Includes (a) 147 shares of our common stock held in his individual retirement account (IRA), (b) 33,602 shares issuable upon conversion of 5,000 shares of our 6.75% mandatory convertible preferred stock and (c) 33,908 shares held in a foundation with respect to which Mr. Adkerson, as a member of the board of trustees, shares voting and investment power, but as to which he disclaims beneficial ownership. The economic value of 881,250 of the exercisable stock options has been transferred pursuant to a partition agreement.

(4)	Includes 114,100 shares held by Mr. Day’s spouse, as to which he disclaims beneficial ownership.

(5)	Includes (a) 4,434,116 shares of our common stock held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power, (b) 860 shares held by Mr. Moffett’s spouse, as to which he disclaims beneficial ownership and (c) 470,428 shares issuable upon conversion of 70,000 shares of our 6.75% mandatory convertible preferred stock. Mr. Moffett’s address is 1615 Poydras Street, New Orleans, Louisiana 70112.

(6)	Includes (a) 3,293 shares held in Mr. Murrish’s IRA, (b) 412 shares held in his spouse’s IRA, (c) 32,395 shares held by Mr. Murrish as trustee of a trust for the benefit of one of his sons, (d) 694 shares held by Mr. Murrish as a custodian for one of his sons and (e) 450 shares held by Mr. Murrish as custodian for his grandson.

(7)	Includes 567,889 shares held by a limited partnership in which Mr. Rankin is the sole stockholder of the sole general partner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2009, and written representations from certain reporting persons that no Forms 5 were required, we believe that all required reports were timely filed.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, this table shows the owners of more than 5% of our outstanding common stock other than Mr. Moffett, whose beneficial ownership is reflected in the table in the section titled “Stock Ownership of Directors and Executive Officers.” Unless otherwise indicated, all information is presented as of December 31, 2009, and all shares beneficially owned are held with sole voting and investment power.

		Shares issuable
		upon Conversion	Total Number of		Percent of
		of Convertible	Shares Beneficially		Outstanding
Name and Address of Beneficial Owner	Shares	Securities(1)	Owned		Shares(2)

Capital Partnership, L.P
Keystone Group, L.P.
The Anne T. and Robert M. Bass Foundation	5,562,068	—	5,562,068	(3)	6.5%
201 Main Street, Suite 3100 Fort Worth, TX 76102
BlackRock Inc.	5,721,069	—	5,721,069	(4)	6.7%
40 East 52nd Street New York, NY 10022
Wells Fargo & Company	8,763,543	—	8,763,543	(5)	10.2%
420 Montgomery Street San Francisco, CA 94104

(1)	We have three securities outstanding that are convertible into our common stock: our 8% convertible perpetual preferred stock, our 6.75% mandatory convertible preferred stock and our 5 1/4% convertible senior notes due 2011.

(2)	In accordance with SEC rules, in calculating the percentage for each beneficial owner, we added to the 86,044,553 shares outstanding as of December 31, 2009, the number of shares of common stock issuable upon the conversion or exercise of convertible securities, warrants and options held by that beneficial owner. For purposes of calculating these percentages for each beneficial owner, we do not assume the conversion or exercise of any of the other beneficial owners’ convertible securities, warrants or options.

(3)	Based on an amended Schedule 13D filed jointly by Capital Partnership, L.P., Keystone Group, L.P., The Anne T. and Robert M. Bass Foundation and others with the SEC on December 29, 2009. According to the Schedule 13D, Alpine Capital, L.P. and Algenpar, Inc. are no longer considered beneficial owners of our common stock. As reported in the Schedule 13D (a) Capital Partnership, L.P. beneficially owns 460,477 shares and J. Taylor Crandall, as President of Capital Genpar, L.L.C., the general partner of Capital Partnership, L.P., has sole voting and investment power with respect to such shares (b) The Anne T. and Robert M. Bass Foundation beneficially owns 851,354 shares and its three directors, J. Taylor Crandall, Robert M. Bass and Anne T. Bass share voting and investment power with respect to such shares, (c) Keystone Group, L.P. beneficially owns 3,173,118 shares and Stratton R. Heath III, as the President and sole member of Keystone Manager, LLC, and Keystone Manager, LLC, as the manager of Keystone MGP, LLC, and Keystone MGP, LLC, as the managing general partner of Keystone Group, L.P., have voting and investment power with respect to such shares (d) each of the Christopher Maddox Bass Trust beneficially owns 32,439 shares, the Timothy Richardson Bass Trust beneficially owns 32,440 shares, the Anne Chandler Bass Trust beneficially owns 32,439 shares, and the Margaret Lee Bass Trust beneficially owns 32,440 shares, and Panther City Investment Company, as Trustee of each trust, has voting and investment power with respect to the shares owned by each trust, (e) the Annie R. Bass Grandson’s Trust for Robert M. Bass beneficially owns 220,819 shares and Robert M. Bass and William P. Hallman, Jr., as Trustees of the trust share voting and investment power with respect to the shares owned by the trust, (f) Robert M. Bass beneficially owns 679,362 shares and (g) J. Taylor Crandall beneficially owns 47,180 shares.

(4)	Based on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries identified therein.

(5)	Based on an amended Schedule 13G filed with the SEC on January 25, 2010 by Wells Fargo & Company on its own behalf and on behalf of its subsidiaries identified therein. The aggregate beneficial ownership reported by Wells Fargo & Company in the Schedule 13G is on a consolidated basis and includes any beneficial ownership separately reported by Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC, both subsidiaries of Wells Fargo & Company. According to the Schedule 13G, Wells Fargo & Company has (a) sole voting power over 8,649,700 of the shares and shares voting power over 119 of the shares, and (b) sole investment power over 8,762,624 of the shares and shares investment power over 69 of the shares. Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC are located at 525 Market Street, San Francisco, CA 94105.

Executive Officer Compensation

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the corporate personnel committee’s (the committee) determination of how and why, in addition to what, compensation actions were taken for the executive officers who are identified in the “Summary Compensation Table” below (the named executive officers).

The committee determines the compensation of our executive officers and administers our annual performance incentive and stock incentive plans. Our company’s core compensation goals are to:

•	pay for performance by emphasizing performance-based compensation that balances rewards for both short- and long-term results,

•	tie executive compensation to the interests of stockholders, and

•	provide a competitive level of total compensation that will attract, retain, and motivate talented executives.

2009 Company Highlights

We are engaged in the exploration, development and production of oil and natural gas in the Gulf of Mexico and onshore in the Gulf Coast area of the United States. During 2009, low natural gas prices and credit market pressures required decisive management action to preserve liquidity and effectively manage our capital and operating needs. Despite these challenges, we experienced significant operational and strategic accomplishments, including the following:

•	Positive drilling results in our deep and ultra-deep exploration activities, including the major discovery at Davy Jones in January 2010,

•	Successful expansion of production of significant natural gas properties,

•	Successful management of spending in response to weak market conditions,

•	Negotiated partial payment of $25 million in insurance proceeds relating to the 2008 hurricanes, and

•	Enhancement of our financial position and liquidity following successful completion of two equity offerings in June 2009.

Compensation Philosophy and Processes

Our company is managed jointly by Messrs. Moffett and Adkerson, who serve as co-chairmen of the board, and by Mr. Kleinert, who serves as our president and chief executive officer. Each concentrates on a different aspect of our operations and development. Messrs. Mofett and Adkerson develop the company’s business strategy. In addition, Mr. Moffett directs the company’s exploration and development activities, Mr. Adkerson focuses on financial strategy and planning and on administrative activities, and Mr. Kleinert is responsible for ensuring that the activities and strategies developed by Messrs. Moffett and Adkerson are appropriately executed by the executive management team.

Setting Compensation Levels

Levels reflect company performance and position — The committee does not apply “hard metrics” to its decisions regarding executive compensation. The committee’s decisions regarding salary levels, bonus awards, and equity grant amounts (made in the form of stock options) reflect the committee’s views as to the broad scope of responsibilities of our executive officers and the committee’s subjective assessment of our executives’ contribution to the company’s overall success.

Focus on reduction of cash outlay — The structure of our executive compensation program also supports our company’s view that compensation for our most senior executives should be closely tied to the creation of stockholder value and that such compensation should be designed to minimize cash requirements, a consideration that has become even more critical in light of the current market conditions. Each year since 2002, in connection with our efforts to reduce overhead cash requirements, Messrs. Moffett and Adkerson have agreed to forgo all cash compensation in exchange for special annual stock option grants, as discussed under “Stock Options.” With respect to our other named executive officers, the committee believes that our balance of annual and long-term compensation elements, and our use of stock options as a long-term performance vehicle, result in a compensation program that aligns our executives’ interests with those of our stockholders and does not promote excessive risk-taking on the part of our executives or other employees.

Evaluation of stock option gains — The committee does not factor into its executive compensation decisions the gains received by our executive officers in connection with the exercise of stock options. The value of stock options upon exercise is directly related to the appreciation in value of our common stock, which in turn we believe is directly affected by the efforts of our executive officers in managing our company. Many of the stock options received by Messrs. Moffett and Adkerson were voluntarily received in lieu of cash compensation. Because each undertakes a certain degree of risk and uncertainty in accepting a variable, performance-dependent award instead of cash, we believe it would be inappropriate to have the value of those awards upon exercise affect future compensation decisions. Further, a key purpose served by granting stock options to executives is to provide an incentive for them to manage the company in a way that focuses on increasing stockholder value over time. Accordingly, the committee has not taken realized gains on option exercises into account when making decisions regarding future compensation, nor did it revise its compensation or grant practices during years, such as 2009, when our executives did not exercise any stock options.

Evaluation of Peers and Process

The design of our current compensation program remains a product of a comprehensive analysis performed in 2004. Since that time, the committee has not formally evaluated peer companies or referred to benchmarks in order to set executive compensation levels or structures. We believe we are aware of and understand the compensation practices of our industry and the companies we compete with for talent, and have maintained an executive compensation program providing consistent levels and forms of compensation from year to year targeted to maintain and attract a talented executive team. Further, we believe our program supports our core compensation goals by linking a majority of executive compensation to company performance, both long-term and short-term, and provides a level of total compensation to each of our named executive officers that continues to be reasonable and appropriate. The committee consults with our co-chairmen of the board when reviewing the performance of and determining compensation for our executive officers other than our co-chairmen themselves. The committee had last engaged a consultant in 2006, but in March 2010, the committee engaged the services of Cogent Compensation Partners to provide executive compensation consulting services during 2010 and beyond. Pursuant to the terms of the engagement, Cogent will not provide services to the company’s management without the committee’s prior approval.

Components of Executive Compensation

The company employs two of its named executive officers, Glenn A. Kleinert and C. Howard Murrish. The other named executive officers, Messrs. Moffett and Adkerson and Ms. Parmelee, provide services to the company through a services agreement between FM Services Company and the company, as discussed below in “Certain Transactions.” Executive officer compensation for 2009 included base salaries, annual incentive awards, and stock options. We also provide our executive officers, other than Messrs. Moffett and Adkerson, certain post-employment benefits and to a limited degree, certain perquisites described below. In addition, certain of our executive officers, other than Messrs. Moffett and Adkerson, participate in benefit programs generally available to our employees, such as our 401(k) plan and health insurance plan.

Base Salaries

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to successfully manage our business. Actual individual salary amounts reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, work experience and the individual’s historical compensation. As part of their agreement with the company to forego cash compensation, Messrs. Moffett and Adkerson did not receive salaries in 2009, receiving instead the special stock option grants discussed in “Stock Options” below. With respect to our other named executive officers, our goal is to allocate more compensation to the performance-dependent elements of the total compensation package, and we do not routinely provide base salary increases. Consequently, the base salaries of our named executive officers have remained unchanged since 2005, with the exception of Ms. Parmelee, whose base salary has remained unchanged since 2007.

Annual Incentive Awards

Annual cash incentives are a variable component of compensation designed to reward our executives for maximizing annual operating and financial performance. Executive officers and certain managers of the company participate in our performance incentive awards program. Under the program, the annual award is established following the end of the fiscal year based on the participant’s level of responsibility after reviewing our operational and strategic accomplishments during the year. When determining the actual amounts awarded to participants for any year, the committee makes a subjective determination after considering company performance as measured by operational and financial accomplishments and overall market conditions.

Each of our named executive officers, other than Messrs. Moffett and Adkerson, received an annual incentive award for 2009 under our performance incentive awards program. As previously stated, Messrs. Moffett and Adkerson agreed to forego all cash compensation during 2009, including annual incentive awards, instead receiving special grants of stock options. For 2009, the committee reviewed our operational and strategic accomplishments during 2009, as noted above under “2009 Company Highlights,” and determined that the company’s performance supported cash incentive awards to our executive officers commensurate with the awards granted for 2008. However, after considering the significant discovery at Davy Jones, one of our ultra-deep properties, in early January 2010, which directly related to efforts of our executive team during 2009, the committee established an award pool for our executive officers of $1.25 million, which represented a 25% increase in the awards granted to each of Messrs. Kleinert, Murrish and Ms. Parmelee as compared to their awards for 2008.

Stock Options

We grant long-term incentives in the form of stock options to the company’s executive officers. Stock options are a variable component of compensation intended to provide a significant potential value that reinforces the importance of creating value for our stockholders. The dramatic change in economic conditions over the last two years, including the significant drop in oil and natural gas prices, resulted in a significant decrease in our company’s stock price from a high of over $35 in mid-2008 to below $10 at the end of 2008, which price remained relatively constant during 2009. Following our announcement in January 2010 of our discovery at the Davy Jones ultra deep prospect, our stock price increased and was $18.43 as of the record date.

Although this is an improvement compared to year-end 2009, it is still far below our mid-2008 high. As a result, many of the outstanding stock options held by our executives are currently out-of-the-money, thus reducing the value of long-term incentives currently held by our executives. We have a longstanding commitment to not reprice stock options and do not intend to amend or exchange any of our outstanding options.

The committee continues to believe that stock options are an effective and appropriate long-term incentive for our executives in that their value is dependent on an increase in our share price and aligns the executives’ interests with those of our stockholders. In 2009, and most recently in February 2010, we made annual stock option grants to all of our executive officers, including our co-chairmen of the board. Stock option grant levels have been historically based upon the position and level of responsibility of the individual, and have remained at relatively consistent levels for our named executive officers in recent years. These annual grants vest ratably on the first four anniversaries of the grant date, have a term of ten years and an exercise price equal to the fair market value of our common stock on the grant date. All of our outstanding stock option grants vest fully upon a change in control of the company.

In addition, we also made special grants of stock options to the co-chairmen in lieu of their 2009 cash compensation as discussed below.

Grants in lieu of Salary to Co-Chairmen of the Board.  Annually since 2002, Messrs. Moffett and Adkerson have each agreed to receive a special grant of stock options in lieu of cash compensation. On February 2, 2009, the committee granted 250,000 options to Mr. Moffett and 150,000 options to Mr. Adkerson, each option being fully exercisable, having a term of ten years and an exercise price of $6.44, the fair market value on the grant date. Neither executive received a base salary in 2009 or an annual incentive award from the company for 2009.

Messrs. Moffett and Adkerson also agreed to forego all cash compensation during 2010 in exchange for special stock option grants. Accordingly, on February 1, 2010, the committee granted 250,000 options to Mr. Moffett and 150,000 options to Mr. Adkerson, each option being fully exercisable, having a term of ten years and having an exercise price of $15.73, the fair market value on the grant date. The number of options granted to each of our co-chairmen in connection with their agreements to forego cash compensation have been consistent for the last four years, although the grant date fair value of the award each year has fluctuated with the changes in our stock price. As noted above, we believe a grant of a set number of options is appropriate.

Post-Employment Compensation

In addition to the compensation received by the executive officers during 2009, we provide post-employment benefits to our executive officers through a 401(k) plan, which is available to all qualified employees, and a severance plan generally available to all company employees. We provide additional post-employment benefits to certain of our executives through a nonqualified defined contribution plan, as well as a separate supplemental retirement benefit for Ms. Parmelee. These programs are described below and in detail under the heading “Retirement Benefit Programs.”

Nonqualified Defined Contribution Plan and Discontinued Defined Benefit Program.  Our nonqualified defined contribution plan has been in place since 1998, providing those employees considered “highly compensated” under applicable IRS rules, including our executive officers, the ability to elect to defer up to 20% of their basic compensation in excess of the qualified plan limits. Under the plan, the company makes a matching contribution equal to the participant’s deferrals limited to 5% of the participant’s base salary in excess of the qualified plan limits, and an additional contribution as described below. We do not take into account income associated with option exercises when determining the company’s contributions. The purpose of the matching contribution in our nonqualified plan is to provide the same matching contribution the participant would have received in the 401(k) plan (the qualified plan) but for compensation and deferral limits under the Internal Revenue Code. The nonqualified defined contribution plan is unfunded.

We had a defined benefit program in place until June 30, 2000. To compensate for the discontinuance of benefit accruals under this plan, we decided that we prospectively would make an additional company contribution to our 401(k) plan participants equal to 4% of each participant’s pensionable compensation up to the applicable IRS limits, and also an additional company contribution of 4% of compensation in excess of such limits to participants in our nonqualified plan. Further, because participants in a pension plan accrue most of their benefits in the last 10 years of service, we decided that employees who met certain age and service requirements as of June 30, 2000 would receive an additional 6% company contribution, for a total of 10%, to both the qualified and nonqualified plans. The purpose of the nonqualified plan is to make total retirement benefits for our employees who earn over the qualified plan limits commensurate with those available to other employees as a percentage of pay.

Supplemental Retirement Benefit — Ms. Parmelee.  We have agreed to pay Ms. Parmelee a supplemental nonqualified benefit upon her retirement. This unfunded arrangement will provide a traditional defined benefit based upon accruals on excess compensation through 2000 when the traditional nonqualified defined benefit was frozen. This supplemental retirement benefit is intended to restore the value of her nonqualified benefits that were modified during the four-year period preceding 2000 when we restructured our defined benefit program. The benefit under this arrangement is described under “Pension Benefits” below.

Perquisites and Other Personal Benefits

We also provide limited perquisites to our executive officers, namely through our Executive Services Program. During 2009, we evaluated the benefits available to our executives under this program, and effective January 1, 2009, we amended this program to eliminate reimbursements for club memberships and all tax gross-ups on perquisites for our executive officers. As revised, this program continues to provide reimbursement to our executive officers and other senior managers for personal financial and tax advice, certain long-term care insurance premiums and certain security services. We continue to believe that the reimbursement for financial and tax advice historically offered under this program remain appropriate, in that they provide our executives with increased efficiencies in handling personal matters and promote their focus on company business. As reflected in the “Summary Compensation Table” below, to the extent any of our executives participate in this program, the benefits received are minimal compared to each executive’s total compensation.

We also maintain a charitable matching contribution program, pursuant to which we will match charitable contributions made by our employees, including our executive officers, up to certain limits. The program is designed to encourage all employees to contribute to hospitals, community, education and cultural institutions, and social service and environmental organizations.

Tax Considerations

Section 162(m) of the Internal Revenue Code (the Code) limits a public company’s annual tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee’s policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

The committee believes that the stock options qualify for the exclusion from the deduction limitation under Section 162(m). The committee believes that the remaining components of individual executive compensation for 2009 that do not qualify for an exclusion from Section 162(m) should not exceed $1 million and therefore will qualify for deductibility.

Corporate Personnel Committee Report On Executive Compensation

The corporate personnel committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the corporate personnel committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Corporate Personnel Committee as of March 8, 2010:

H. Devon Graham, Jr., Chairman            Suzanne T. Mestayer

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers other than the chief executive officer and chief financial officer (collectively, the named executive officers). The amounts represented in the “Option Awards” column reflect the estimated fair values of stock option awards on the grant date as determined using the Black-Scholes option model and do not necessarily reflect the income that will ultimately be realized by the named executive officers for these awards.

2009 Summary Compensation Table

					Change in Pension
					Value and
					Nonqualified
					Deferred
Name and				Option	Compensation	All Other	Total
Principal Position	Year	Salary(1)	Bonus	Awards(2)	Earnings(3)	Compensation(4)	(5)

James R. Moffett	2009	$—	$—	$1,800,000	$—	$1,500	$1,801,500
Co-Chairman of the Board	2008	—	—	11,366,500	—	7,500	11,374,000
	2007	—	—	3,133,000	—	6,000	3,139,000
Richard C. Adkerson	2009	—	—	1,198,500	—	1,500	1,200,000
Co-Chairman of the Board	2008	—	—	7,572,000	—	7,500	7,579,500
	2007	—	—	2,086,500	—	6,000	2,092,500
Glenn A. Kleinert	2009	325,000	500,000	296,250	—	81,347	1,202,597
President & Chief Executive Officer	2008	325,000	400,000	1,880,250	8,813	147,995	2,762,058
	2007	325,000	500,000	516,750	7,131	101,331	1,450,212
Nancy D. Parmelee	2009	204,000	250,000	217,250	—	59,739	730,989
Senior Vice President,	2008	204,000	200,000	1,378,850	18,548	87,565	1,888,963
Chief Financial Officer & Secretary	2007	203,667	200,000	241,150	26,229	76,452	747,498
C. Howard Murrish	2009	300,000	500,000	296,250	—	86,783	1,183,033
Executive Vice President	2008	300,000	400,000	1,880,250	28,961	105,222	2,714,433
	2007	300,000	475,000	516,750	9,259	94,311	1,395,320

(1)	The co-chairmen, Messrs. Moffett and Adkerson, agreed to forego all cash compensation from the company since 2002, including during each of the three years ended December 31, 2009, 2008 and 2007. In lieu of cash compensation in 2009, the company granted to Messrs. Moffett and Adkerson 250,000 options and 150,000 options, respectively, at $6.44 per share, all of which were immediately exercisable upon grant and have a term of ten years. In lieu of cash compensation in 2008, the company granted to Messrs. Moffett and Adkerson 250,000 options and 150,000 options, respectively, at $15.04 per share, all of which were immediately exercisable upon grant and have a term of ten years. In lieu of cash compensation in 2007, the company granted to Messrs. Moffett and Adkerson 250,000 options and 150,000 options, respectively, at $12.23 per share, all of which were immediately exercisable upon grant and have a term of ten years. In each of 2009, 2008 and 2007, the company also granted to Messrs. Moffett and Adkerson 200,000 options and 150,000 options, respectively, all of which vest ratably over four-year periods. See “Compensation Discussion and Analysis” for more information.

Messrs. Moffett and Adkerson and Ms. Parmelee also provide services to and receive compensation from Freeport-McMoRan Copper & Gold Inc. (FCX). Ms. Parmelee’s compensation is paid through an allocation arrangement under a services agreement with FM Services Company, a wholly owned subsidiary of FCX, under which 80% of Ms. Parmelee’s salary is allocated to us and 20% of Ms. Parmelee’s salary is allocated to FCX. Accordingly, the amounts reflected in the “Summary Compensation Table” represent only the portion allocated to us, unless otherwise stated.

(2)	The Black-Scholes option model was used to determine the grant date fair value of the options that we granted to the named executive officers. For information relating to the assumptions made by us in valuing the option awards made to our named executive officers in fiscal years 2007 through 2009, refer to Note 12 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

(3)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect, for each named executive officer as applicable, the sum of (a) preferential nonqualified deferred compensation earnings and (b) changes in the actuarial present value of accumulated pension benefits as reflected in the table below. See the section titled “Retirement Benefits” for more information.

		Preferential
		Nonqualified	Change in Actuarial
		Deferred	Present Value of
		Compensation	Accumulated
Name	Year	Earnings	Pension Benefits	Total

Glenn A. Kleinert	2009	$—	$—	$—
	2008	8,813	—	8,813
	2007	7,131	—	7,131
Nancy D. Parmelee	2009	—	—	—
	2008	8,302	10,246	18,548
	2007	6,672	19,557	26,229
C. Howard Murrish	2009	—	—	—
	2008	11,028	17,933	28,961
	2007	9,259	—	9,259

(4)	The amounts reported in the “All Other Compensation” column for 2009 reflect, for each named executive officer as applicable, the sum of the incremental cost to the company of all perquisites and other personal benefits and additional all other compensation required by the SEC rules to be separately quantified, including amounts contributed by the company to defined contribution plans and the dollar value of life insurance premiums paid by the company. For Messrs. Moffett and Adkerson, the amounts reported include only director meeting fees. Effective May 1, 2009, we revised our director compensation practices to discontinue the practice of paying board attendance fees to management members of our board of directors. For Messrs. Kleinert and Murrish and Ms. Parmelee, the amounts reported include (a) matching gifts under the matching gifts program, (b) personal financial and tax advice under the company’s program, (c) personal use of company security services, (d) our contributions to defined contribution plans and (e) our premium payments for universal life and personal excess liability insurance policies as reflected in the table below:

	Perquisites and Other Personal Benefits			Additional All Other Compensation
		Financial
	Matching	and Tax		Plan	Insurance
Name	Gifts	Advice	Security	Contributions	Premiums
Mr. Kleinert	7,500	1,620	—	68,025	4,202
Ms. Parmelee	6,800	4,800	—	46,600	1,539
Mr. Murrish	6,150	10,000	1,200	64,500	4,933

The amount reported in the “All Other Compensation” column for 2008 was adjusted to reflect payment of relocation expenses and club membership fees incurred by Mr. Kleinert in 2008 but paid in 2009. Effective January 1, 2009, we revised our executive compensation program to discontinue the practice of reimbursing executive officers for club membership fees and tax gross-up payments on perquisites.

Option Exercises During 2009

During 2009, none of our named executive officers acquired shares of our common stock upon exercise of options.

Grants of Plan-Based Awards in Fiscal Year 2009

			All Other
			Option
			Awards:
			Number of	Exercise or	Grant Date Fair
			Securities	Base Price of	Value of Stock
		Grant	Underlying	Option	and Option
Name	Award Type	Date	Options(1)	Awards(2)	Awards

James R. Moffett	Options	2/2/09	250,000 (3)	$6.44	$1,010,000
	Options	2/2/09	200,000	6.44	790,000
Richard C. Adkerson	Options	2/2/09	150,000 (3)	6.44	606,000
	Options	2/2/09	150,000	6.44	592,500
Glenn A. Kleinert	Options	2/2/09	75,000	6.44	296,250
Nancy D. Parmelee	Options	2/2/09	55,000	6.44	217,250
C. Howard Murrish	Options	2/2/09	75,000	6.44	296,250

(1)	Unless otherwise noted, the stock options become exercisable in 25% increments over a four-year period and have a term of 10 years. The stock options are immediately exercisable in their entirety if, under certain circumstances, (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions.

(2)	The exercise price of each stock option reflected in this table was determined by reference to the closing quoted per share sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date.

(3)	These special stock option grants were granted to the co-chairmen of the company in exchange for their agreement to forgo all cash compensation during 2009. These stock options became exercisable immediately upon grant and have a term of ten years.

Outstanding Equity Awards at December 31, 2009

	Option Awards(1)
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
	Grant	Options	Options	Exercise	Expiration
Name	Date	Exercisable(2)	Unexercisable	Price(3)	Date

James R. Moffett	01/29/01	125,000	—	$16.275	01/29/11
	01/28/02	125,000	—	6.170	01/28/12
	01/28/02	375,000	—	14.000	01/28/12
	02/03/03	325,000	—	7.515	02/03/13
	02/02/04	325,000	—	16.775	02/02/14
	01/31/05	500,000	—	16.645	01/31/15
	01/30/06	450,000	50,000	19.850	01/30/16
	01/29/07	350,000	100,000	12.230	01/29/17
	01/28/08	300,000	150,000	15.040	01/28/18
	02/02/09	250,000	200,000	6.440	02/02/19

	Option Awards(1)
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
	Grant	Options	Options	Exercise	Expiration
Name	Date	Exercisable(2)	Unexercisable	Price(3)	Date

Richard C. Adkerson	01/29/01	100,000	—	16.275	01/29/11
	01/28/02	100,000	—	6.170	01/28/12
	01/28/02	200,000	—	14.000	01/28/12
	02/03/03	200,000	—	7.515	02/03/13
	02/02/04	200,000	—	16.775	02/02/14
	01/31/05	350,000	—	16.645	01/31/15
	01/30/06	312,500	37,500	19.850	01/30/16
	01/29/07	225,000	75,000	12.230	01/29/17
	01/28/08	187,500	112,500	15.040	01/28/18
	02/02/09	150,000	150,000	6.440	02/02/19
Glenn A. Kleinert	02/02/04	75,000	—	16.775	02/02/14
	01/31/05	58,125	—	16.645	01/31/15
	01/30/06	56,250	18,750	19.850	01/30/16
	01/29/07	18,750	37,500	12.230	01/29/17
	01/28/08	18,750	56,250	15.040	01/28/18
	02/02/09	—	75,000	6.440	02/02/19
Nancy D. Parmelee	01/29/01	20,000	—	16.275	01/29/11
	01/28/02	25,000	—	6.170	01/28/12
	02/03/03	17,500	—	7.515	02/03/13
	02/02/04	35,000	—	16.775	02/02/14
	01/31/05	35,000	—	16.645	01/31/15
	01/30/06	26,250	8,750	19.850	01/30/16
	01/29/07	17,500	17,500	12.230	01/29/17
	01/28/08	13,750	41,250	15.040	01/28/18
	02/02/09	—	55,000	6.440	02/02/19
C. Howard Murrish	01/29/01	75,000	—	16.275	01/29/11
	01/28/02	75,000	—	6.170	01/28/12
	02/03/03	70,000	—	7.515	02/03/13
	02/02/04	75,000	—	16.775	02/02/14
	01/31/05	75,000	—	16.645	01/31/15
	01/30/06	56,250	18,750	19.850	01/30/16
	01/29/07	37,500	37,500	12.230	01/29/17
	01/28/08	18,750	56,250	15.040	01/28/18
	02/02/09	—	75,000	6.440	02/02/19

(1)	Unless otherwise noted, the stock options become exercisable in 25% annual increments on each of the first four anniversaries of the date of grant and have a term of 10 years. The stock options will become immediately exercisable in their entirety if, under certain circumstances, (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions.

(2)	The co-chairmen, Messrs. Moffett and Adkerson, have agreed to forego all cash compensation from the company since 2002. In lieu of cash compensation each year beginning in 2002, the company has granted the co-chairmen stock option grants that are immediately exercisable upon grant and have a term of ten years. These grants are included in the table and are summarized as follows:

Grant Date	Mr. Moffett	Mr. Adkerson

01/28/02	375,000	200,000
02/03/03	200,000	100,000
02/02/04	200,000	100,000
01/31/05	300,000	200,000
01/30/06	300,000	200,000
01/29/07	250,000	150,000
01/28/08	250,000	150,000
02/02/09	250,000	150,000

(3)	Effective January 29, 2007, the corporate personnel committee of our board of directors amended its policies to provide that the exercise price of an option shall not be less than the closing quoted per share sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred. Thus, the exercise price of the stock options expiring in January 2017 and thereafter was determined by reference to the closing price of our common stock on the grant date. Prior to that time, the exercise price of each outstanding stock option reflected in this table was determined by reference to the average of the high and low quoted per share sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred.

Retirement Benefit Programs

Nonqualified Defined Contribution Plan.  We maintain an unfunded nonqualified defined contribution plan for the benefit of our executive officers, as well as others. Under the plan, certain highly compensated employees may elect to make contributions of up to 20% of their base salary. A participant may defer under this plan when his or her ECAP (401(k) plan) contributions have ceased due to application of the Internal Revenue Code compensation or contribution limits. The company makes a matching contribution equal to the participant’s deferrals limited to 5% of the participant’s base salary above the qualified plan limit. In addition, the company also makes enhanced contributions equal to a minimum of 4% of eligible compensation (base salary plus 50% of bonus) in excess of qualified plan limits for each eligible employee, with employees who met certain age and service requirements in 2000 (including Messrs. Kleinert and Murrish and Ms. Parmelee) receiving an additional 6% contribution. Distribution is made in a lump sum as soon as practicable following separation from service or, if timely elected by the participant, on January 1 of the year following retirement; however, if a participant is a specified employee, as defined under Internal Revenue Code Section 409A, payment is not made earlier than the first business day that is six months after the participant’s separation from service or, if earlier, the date of death of the participant. The table below sets forth the unfunded balances under our nonqualified defined contribution plan as of December 31, 2009 for each named executive officer listed below. Messrs. Moffett and Adkerson participate in FCX’s nonqualified retirement benefit plan.

2009 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals /	Last Fiscal
Name	Fiscal Year (1)	Fiscal Year (2)	Fiscal Year (3)	Distributions	Year End(4)

Glenn A. Kleinert	$7,250	$35,525	$15,490	—	$511,136
Nancy D. Parmelee	—	25,750	33,410	—	1,061,402
C. Howard Murrish	5,000	32,000	26,102	—	841,218

(1)	The amounts reflected in this column are included in the “Salary” column for each named executive officer for 2009 reported in the “Summary Compensation Table.”

(2)	The amounts reflected in this column are included in the “All Other Compensation” column for each named executive officer for 2009 in the “Summary Compensation Table,” although the “plan contributions” reflected in footnote 4 to that table also include contributions to the company’s ECAP or 401(k) plan.

(3)	The assets in the plan are treated as if invested to produce a rate of interest equal to the prime rate, as published in the Federal Reserve Statistical Report at the beginning of each month. For 2009, that rate of interest was equal to 3.25% for the entire year and none of the earnings were considered preferential.

(4)	The following amounts reflected in this column for each named executive officer were included in the 2008 “Total” compensation for each named executive officer in the “Summary Compensation Table”: Mr. Kleinert — $52,063, Ms. Parmelee — $47,366 and Mr. Murrish— $55,128. The following amounts reflected in this column for each named executive officer were included in the 2007 “Total” compensation for each named executive officer in the “Summary Compensation Table”: Mr. Kleinert — $46,381, Ms. Parmelee — $51,690 and Mr. Murrish — $58,709.

Supplemental Retirement Benefit — Ms Parmelee.  We have agreed to pay Ms. Parmelee upon her retirement a supplemental nonqualified benefit. This benefit will be paid out as a joint-and-50%-survivor annuity. If Ms. Parmelee had retired effective December 31, 2009, this benefit would have been $2,206 per month (which represents the 80% portion of the benefit allocated to us).

Potential Payments upon Termination or Change of Control

In addition to the retirement benefits programs discussed above, and the benefits under the company’s 401(k) and severance plans, which are available to all eligible employees, the only other post-employment benefit we provide to our executives is accelerated vesting of stock options upon certain terminations of employment and upon a change of control. This benefit is a term of the stock option grant, and applies to all stock option recipients, not just our executives.

Acceleration upon Change of Control.  No named executive officer is entitled to any payment or accelerated benefit in connection with a change of control, except for accelerated vesting of stock options issued under our stock incentive plans. Pursuant to the terms of the stock options agreements, all outstanding stock options will fully vest upon a change of control, even if the executive remains employed.

Acceleration upon Death, Disability or Retirement.  Pursuant to the terms of the stock option agreements, upon termination of the executive’s employment as a result of death, disability or retirement, the unvested portion of any outstanding stock option that would have vested within one year of the date of termination shall vest.

The following table shows the value of stock options that would have vested for our named executive officers as a result of a change of control or termination of employment as described above, assuming a December 31, 2009 termination date, and using the closing price of our common stock of $8.02 (as reported on the New York Stock Exchange as of December 31, 2009).

		Options-unvested
	Options-unvested	and accelerated upon
	and accelerated	retirement, death or
Name	in change of control (1)	disability(1)

James R. Moffett	$316,000	$79,000
Richard C. Adkerson	237,000	59,250
Glenn A. Kleinert	118,500	29,625
C. Howard Murrish	118,500	29,625
Nancy D. Parmelee	86,900	21,725

(1)	The value of the accelerated options is determined by multiplying (a) the difference between the December 31, 2009 closing price of our common stock and the applicable exercise price of each option, by (b) the number of unvested and accelerated options.

Audit Committee Report

The audit committee is currently comprised of four directors, all of whom are independent, as defined by SEC rules and in the NYSE listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) the performance and qualifications of the company’s independent registered public accounting firm and internal auditor and (4) the independence of the company’s independent registered public accounting firm.

We review the company’s financial reporting process on behalf of our board. The audit committee’s responsibility is to monitor this process, but the audit committee is not responsible for preparing the company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.

During 2009, management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee reviewed and discussed with management, the internal auditor and Ernst & Young management’s report on internal control over financial reporting and Ernst & Young’s report on their audit of the company’s internal control over financial reporting as of December 31, 2009, both of which reports are included in the company’s annual report on Form 10-K for the year ended December 31, 2009.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In February 2009, in accordance with our charter, our audit committee appointed Ernst & Young LLP (Ernst & Young) as the company’s independent registered public accounting firm for 2009. We have reviewed and discussed the company’s audited financial statements for the year 2009 with management and Ernst & Young. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Ernst & Young provided an audit opinion to the same effect.

We have received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and we have discussed with them their independence from the company and management. We have also discussed with Ernst &

Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Public Company Accounting Oversight Board Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements.

In addition, we discussed with Ernst & Young the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls they considered necessary to support their opinion on the financial statements for the year 2009, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Ernst & Young also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year 2009.

Internal Audit

We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditor. In February 2009, in accordance with our charter, we appointed Deloitte & Touche LLP (Deloitte & Touche) as the company’s internal auditor for 2009. We have discussed with Deloitte & Touche the scope of its audit plan, and have met with them to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the company’s system of internal control over financial reporting and other areas, any difficulties or disputes with management encountered during the course of their reviews, and other matters relating to the internal audit process. The internal auditor also met with us without management being present to discuss these matters.

Dated: March 8, 2010

Robert A. Day, Chairman	Gerald J. Ford	H. Devon Graham, Jr.	Suzanne T. Mestayer

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table discloses the fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years:

	2009	2008

Audit Fees	$945,645	$918,862
Audit-Related Fees(1)	65,100	65,100
Tax Fees	—	—
All Other Fees	—	—

(1)	In 2009 and 2008, relates to services rendered in connection with review of quarterly earnings press releases and management reports to the board of directors.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the independent registered public accounting firm. In accordance with that policy, the audit committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $30,000 may be pre-approved by the Chairperson of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the Chairperson during any fiscal quarter does not exceed $60,000.

At each regularly-scheduled audit committee meeting, management updates the audit committee on the scope and anticipated cost of (a) any service pre-approved by the Chairperson since the last meeting of the committee and (b) the projected fees for each service or group of services being provided by the independent registered public accounting firm. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the audit committee. During 2009 none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Selection and Ratification of the Independent Registered Public Accounting Firm

In February 2010, our audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2010. Our audit committee and board of directors seek stockholder ratification of the audit committee’s appointment of Ernst & Young as the independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2010. If the stockholders do not ratify the appointment of Ernst & Young, our audit committee will reconsider this appointment. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Certain Transactions

Our Corporate Governance Guidelines provide that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the board of directors. Any such related party transactions will only be approved or ratified if the board determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the company, or otherwise create a conflict of interest that would be detrimental to the company. All of the transactions relating to our directors described below have been reviewed and approved or ratified by our board.

We are parties to a services agreement with FM Services Company (the Services Company), a wholly owned subsidiary of FCX, under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. The Services Company also provides these services to FCX. Several of our directors and executive officers also serve as directors or executive officers of FCX. Messrs. Moffett, Adkerson, Rankin, Day, Ford and Graham, each of whom is a director of our company, also serve as directors of FCX. Messrs. Moffett and Adkerson and Kathleen L. Quirk, each of whom is an executive officer of our company, also serve as executive officers of FCX. For information regarding the compensation paid to or earned by Messrs. Moffett and Adkerson for services rendered to FCX, see the “Executive Compensation Tables” section of FCX’s proxy statement filed with the Securities and Exchange Commission. In 2009, we incurred approximately $8.4 million of costs under the services agreement, and we expect our costs under the services agreement to approximate $7.0 million in 2010.

B.M. Rankin, Jr. and the Services Company are parties to an agreement under which Mr. Rankin renders business consulting services to us and FCX relating to finance, accounting, guidance and advice on public policy matters and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement for taxes in connection with those medical benefits. In 2009, the Services Company paid Mr. Rankin $490,000 ($100,009 of which was allocated to us) pursuant to this agreement. During 2009, the cost to the Services Company (none of which was allocated to us) for Mr. Rankin’s personal use of company facilities was $39,600, medical expenses was $9,347, and reimbursement for a portion of his office rent and utilities and for executive administrative and support services was $21,914. In addition, during 2009 the aggregate incremental cost to the Services Company (none of which was allocated to us) for Mr. Rankin’s personal use of fractionally owned company aircraft, which includes the hourly operating rate, fuel costs and excise taxes, was $351,856. The aggregate incremental cost does not include the lost tax deduction for expenses that exceeded the amounts reported as income for Mr. Rankin, which for fiscal year 2009 was approximately $117,000. Accordingly, the total received by Mr. Rankin during 2009 pursuant to this agreement was $912,717, of which $100,009 was allocated to us.

Proposal to Amend Article IV 1. of our Amended and Restated Certificate of
Incorporation to Increase the Number of Authorized Shares of Common Stock

We are currently authorized to issue an aggregate of 200 million shares of capital stock, consisting of 150 million shares of common stock, $0.01 par value per share, and 50 million shares of preferred stock, $0.01 par value per share. Our board of directors unanimously approved, and recommends that our stockholders approve, an amendment to Article IV 1. of our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 150 million to 300 million. This will increase the aggregate number of shares of all classes of stock that the company may issue to 350 million.

Shares that have already been issued are referred to as “issued” or “issued and outstanding.” The difference between the total number of authorized shares and the number of issued shares is the number of shares that we may issue in the future without amending the certificate of incorporation. Delaware law and the rules and regulations of the New York Stock Exchange may require stockholder approval of issuances under certain circumstances.

As of February 28, 2010, our total number of shares of common stock outstanding on a fully diluted basis (assuming that all outstanding options were exercised, all restricted stock units were vested, all shares of common stock available for future grant under our stock incentive plans and all convertible preferred shares and notes available for conversion into common stock were converted) is 129.8 million, as reflected in the table below.

Number of Shares
(in millions)

Total shares outstanding as of February 28, 2010	92.4
Total shares subject to outstanding awards	12.2
Total shares available for future grant under our stock incentive plans	0.4
Total shares issuable upon conversion of our convertible preferred stock and notes(†)	24.8

Fully Diluted Total	129.8

(†)	Reflects the maximum number of shares of our common stock that could be issued upon conversion of our 6.75% Mandatory Convertible Preferred Stock, our 8% Convertible Perpetual Preferred Stock and our 5 1/4% Convertible Senior Notes.

Accordingly, as of February 28, 2010, the total number of shares of common stock that were authorized, but not outstanding or reserved for issuance was 20.2 million.

Purpose and Effect of the Proposed Amendment

The purpose of the proposal to increase the number of authorized shares of common stock is to provide the company with flexibility to meet future business and financial needs. We believe that it is advantageous for us to have the ability to act promptly with respect to potential opportunities and that the proposed increase in the number of authorized shares of common stock is desirable in order to have the additional shares available, as needed, to provide for possible future stock splits, financing transactions, strategic transactions, issuances of common stock as part of defensive measures or other general corporate purposes that are determined by the board to be in our best interests. Having such additional authorized shares available for issuance in the future would give us greater flexibility and would enable us to issue shares of common stock or other securities exercisable, exchangeable or convertible into common stock, without the expense and delay of a stockholders’ meeting, except as may be required by applicable law or regulations. The board of directors will determine the terms of any issuance of the additional shares of common stock.

At present, we have no definitive plans, understandings, agreements or arrangements to issue additional shares of common stock for any purpose, other than pursuant to our outstanding stock incentive plans; however, we believe that the adoption of this proposal to increase the number of authorized shares of common stock will enable us to promptly and appropriately respond to business opportunities, to raise additional equity capital or to declare stock splits and stock dividends. Given the current number of shares currently available for issuance, the company may not be able to effect these business opportunities without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may become necessary could eliminate the opportunity to effect the action or reduce the expected benefits.

The additional shares of common stock proposed to be authorized, together with existing authorized and unissued shares of common stock, generally will be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law or by the rules of the NYSE or of any stock exchange on which our securities may be listed. Although the board of directors has no current plans to do so, shares of common stock could be issued in various transactions that would make a change in control of the company more difficult or costly and, therefore, less likely. The proposed amendment is not the result of any specific effort to obtain control of the company by a tender offer, proxy contest or otherwise, and we have no present intention to use the increased shares of authorized common stock for anti-takeover purposes.

Vote Required to Approve the Amendment to Our Amended and Restated Certificate of Incorporation

Under our amended and restated certificate of incorporation and our by-laws, approval of the proposed amendment requires the affirmative vote of the holders of a majority of our outstanding common stock. Our board of directors unanimously recommends that stockholders vote FOR the proposal to amend the company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 150 million to 300 million.

Proposal to Adopt the Amended and Restated 2008 Stock Incentive Plan

Our board of directors unanimously approved, and recommends that our stockholders approve, the Amended and Restated 2008 Stock Incentive Plan to, among other things, increase the shares of common stock available for grant under the 2008 Stock Incentive Plan by 6.0 million shares to 11.5 million shares (the Amended and Restated Plan). The Amended and Restated Plan is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.

Reasons for the Proposal and Description of Proposed Amendments

We believe that our growth depends significantly upon the efforts of our officers, employees, directors and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Following the stock option grants we made in February 2010, there are approximately 400,000 shares of our common stock available for grant to our key personnel under our stock incentive plans, including shares available for grant to our non-management directors and advisory directors. We believe this number is inadequate to address our short-term needs, especially in light of our practice of compensating three members of our senior management team solely with stock options. So that we may continue to motivate and reward our key personnel and directors with stock-based awards at appropriate levels, our board believes it is important that we (a) increase the number of shares available for grant under the Amended and Restated Plan by an additional six million shares, (b) increase the sub-limits under the Amended and Restated Plan regarding the number of shares that may be granted as restricted stock, restricted stock units and other stock-based awards, and (c) extend the term of the Amended and Restated Plan to May 3, 2020, which is ten years after the date of the meeting.

Summary of the Amended and Restated 2008 Stock Incentive Plan

Administration

The corporate personnel committee of our board of directors will generally administer the Amended and Restated Plan and, except with respect to grants to non-management directors and advisory directors, has authority to make awards under the Amended and Restated Plan and to set the terms of the awards. The corporate personnel committee will also generally have the authority to interpret the Amended and Restated Plan, to establish any rules or regulations relating to the Amended and Restated Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Amended and Restated Plan. The nominating and corporate governance committee of our board will have the authority to grant awards to non-management directors and advisory directors, to set the terms of those awards and to interpret and establish rules regarding non-management director and advisory director awards. The term “committee” is used in this section of the proxy statement to refer to both the corporate personnel committee and the nominating and corporate governance committee in their administrative roles.

Eligible Participants

The following persons are eligible to participate in the Amended and Restated Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisers who provide services to us or a subsidiary;

•	any person who has agreed in writing to become an eligible participant within 30 days; and

•	non-management directors and advisory directors.

A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. It is anticipated that the committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. The number of employees, consultants and executive, management and legal service providers eligible to receive awards under the Amended and Restated Plan is approximately 83 persons, consisting of 13 officers and 67 employees of our company and the Services Company and 3 consultants. In addition, we currently have 8 non-management directors and advisory directors eligible to receive awards under the Amended and Restated Plan.

Awards to Non-Management Directors and Advisory Directors

We maintain an incentive plan pursuant to which our non-management directors and advisory directors are automatically granted stock options relating to 3,500 shares of our common stock on June 1st of each year as long as shares remain available for grant under the plan. There are currently approximately 39,000 shares remaining available for grant under this plan. In addition, under the current terms of the 2008 Stock Incentive

Plan, the nominating and corporate governance committee has discretion to make additional equity-based grants to our non-management directors and advisory directors as it deems appropriate.

Number of Shares

The maximum number of shares of our common stock with respect to which awards may be granted under the Amended and Restated Plan is 11,500,000, or as February 28, 2010, approximately 12.5% of our outstanding common stock, and approximately 8.9% of our fully diluted outstanding common stock (assuming conversion of all outstanding convertible securities, exercise of all outstanding options and vesting of all outstanding restricted stock units). As of February 28, 2010, the fully diluted outstanding common stock includes 12,817,232 shares issuable upon conversion of our 6.75% Mandatory Convertible Preferred Stock (assuming the maximum conversion rate of 8.0645), 7,502,085 shares issuable upon conversion of our 8% Convertible Perpetual Preferred Stock (assuming the maximum conversion rate of 173.9130) and 4,507,994 shares issuable upon conversion of our 5 1/4% Convertible Senior Notes (at a conversion price of $16.575 per share).

Awards that may be paid only in cash will not be counted against this share limit. No individual may receive in any year awards under this Amended and Restated Plan that relate to more than 500,000 shares of our common stock, except that non-management directors and advisory directors may not receive awards under this Amended and Restated Plan that relate to more than 50,000 shares of our common stock in any calendar year. Further, the maximum value of an other stock-based award that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year shall be $5 million.

Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 11,500,000 shares. The number of shares with respect to which awards of restricted stock, restricted stock units and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 3,500,000 shares, of which only 575,000 may be issued without compliance with certain minimum vesting requirements. The shares to be delivered under this Amended and Restated Plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this Amended and Restated Plan, shares of our common stock issuable under this Amended and Restated Plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

On March 10, 2010, the closing price on the New York Stock Exchange of a share of our common stock was $18.43.

Types of Awards

Stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards may be granted under the Amended and Restated Plan in the discretion of the committee, each of which is described below.

Stock Options and Stock Appreciation Rights.  Stock options granted under this Amended and Restated Plan may be either nonqualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award if permitted by Section 409A of the Internal Revenue Code.

The committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award if permitted by Section 409A of the Internal Revenue Code). This limitation on the committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine.

The committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. This Amended and Restated Plan prohibits the reduction in the exercise price of stock options without stockholder approval except for certain adjustments described below.

The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock;

•	through a “cashless” exercise arrangement with a broker approved in advance by the company;

•	if approved by the committee, through a “net exercise,” whereby shares of common stock equal in value to the aggregate exercise price or less are withheld from the issuance; or

•	in any other manner authorized by the committee.

Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

Restricted Stock.  The committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. Except for restricted stock granted to non-management directors and advisory directors and certain other limited exceptions, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.

Restricted Stock Units and Other Stock-Based Awards.  The committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The committee has discretion to determine the participants to whom restricted stock units or Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. Except for restricted stock units and Other Stock-Based Awards granted to non-management directors and advisory directors and certain other limited exceptions, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the Other Stock-Based Awards will be subject to the rules and regulations that the committee determines, and may include the right to receive currently or on a deferred basis dividends or dividend equivalents.

Performance-Based Compensation under Section 162(m)

Stock options and stock appreciation rights, if granted in accordance with the terms of the Amended and Restated Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, return on cash flow, cash flow per equivalent barrel or Mcf, finding costs per equivalent barrel or Mcf, or increase in production of the company, a division of the company or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the committee, relative to internal goals, or relative to levels attained in prior years. If an award of restricted stock, restricted stock units or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the committee may provide that all or a portion of the stock options, restricted stock, restricted stock units and Other Stock-Based Awards will automatically vest.

The committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the Amended and Restated Plan.

Adjustments

If the committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the Amended and Restated Plan, then the committee shall:

•	make equitable adjustments in

•	the number and kind of shares (or other securities or property) that may be the subject of future awards under this Amended and Restated Plan, and

•	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

•	if appropriate, provide for the payment of cash to a participant.

The committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

Amendment or Termination

The Amended and Restated Plan may be amended or terminated at any time by the board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under this Amended and Restated Plan;

•	increase the number of shares of our common stock that may be issued under this Amended and Restated Plan;

•	materially expand the classes of persons eligible to participate in this Amended and Restated Plan;

•	expand the types of awards available under the Amended and Restated Plan;

•	materially extend the terms of the Amended and Restated Plan;

•	materially change the method of determining the exercise price of options or the grant price of stock appreciation rights; or

•	permit a reduction in the exercise price of options.

Unless terminated sooner, no awards will be made under the Amended and Restated Plan after May 3, 2020.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Amended and Restated Plan are summarized below. Participants who are granted awards under the Amended and Restated Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options

A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a nonqualified stock option granted through the Amended and Restated Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a nonqualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock

Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units

A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights

Generally, a participant who is granted a stock appreciation right under the Amended and Restated Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards

Generally, a participant who is granted an Other Stock-Based Award under the Amended and Restated Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A

If any award constitutes nonqualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the award be structured to comply with Section 409A to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change in Control

If, upon a change in control of our company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Amended and Restated Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Payment of Withholding Taxes

We may withhold from any payments or stock issuances under the Amended and Restated Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Equity Compensation Plan Information

The following table presents information as of December 31, 2009, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation. As of December 31, 2009, we had eight equity plans with outstanding awards (although only five of these plans had shares remaining available for future issuance): the 1998 Stock Option Plan, the 2000 Stock Incentive Plan, the 2001 Stock Incentive Plan, the 2003 Stock Incentive Plan, the 2005 Stock Incentive Plan, the 2008 Stock Incentive Plan, the 1998 Stock Option Plan for Non-Employee Directors, and the 2004 Director Compensation Plan.

Number of Securities
Remaining Available for
			Weighted-Average	Future Issuance Under
	Number of Securities to		Exercise Price of	Equity Compensation
	be Issued upon Exercise		Outstanding	Plans (Excluding
	of Outstanding Options,		Options, Warrants	Securities Reflected in
	Warrants and Rights		and Rights	Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	10,517,583	(1)	$13.37	2,180,905	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	10,517,583	(1)	$13.37	2,180,905	(2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon (a) the vesting of 46,333 restricted stock units and (b) the termination of deferrals with respect to 25,000 restricted stock units that were vested as of December 31, 2009. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2009, there were 2,113,250 shares remaining available for future issuance under the 2008 Stock Incentive Plan, all of which could be issued under the terms of the plan upon the exercise of options and stock appreciation rights, and 1,610,000 of which could be issued under the terms of the plan in the form of restricted stock, restricted stock units or “other stock-based” awards. In addition, there were

22,750 shares remaining available for future issuance under the 2005 Stock Incentive Plan, all of which could be issued under the terms of the plan (a) upon the exercise of options and stock appreciation rights, or (b) in the form of restricted stock, restricted stock units or “other stock-based” awards. There were also 3,750 shares remaining available for future issuance under the 2003 Stock Incentive Plan and 250 shares remaining available for future issuance under the 2001 Stock Incentive Plan, all of which could be issued under the respective terms of the plans (a) upon the exercise of options, stock appreciation rights and limited rights, or (b) in the form of restricted stock or “other stock-based” awards. Finally, there were also 40,905 shares remaining available for future issuance to our non-management directors and advisory directors under the 2004 Director Compensation Plan.

On February 1, 2010, the corporate personnel committee granted options pertaining to an aggregate 1,766,500 shares of our common stock from our current plans. Thus, there are currently less than 400,000 shares remaining available for future issuance under our equity compensation plans to our officers, employees and key personnel, as set forth in the table below.

Equity Compensation Plan Information as of February 28, 2010

In light of the additional grants made by the committee in 2010, the following table presents information as of February 28, 2010, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities to		Weighted-Average		Under Equity
	be Issued upon Exercise		Exercise Price of		Compensation Plans
	of Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	12,220,308	(1)	$13.69	(2)	414,222	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	12,220,308	(1)	$13.69	(2)	414,222	(3)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon (a) the vesting of 46,333 restricted stock units and (b) the termination of deferrals with respect to 25,000 restricted stock units that were vested as of February 28, 2010. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	The weighted average life of the outstanding stock options as of February 28, 2010 is 6.61 years.

(3)	As of February 28, 2010, there were 374,000 shares remaining available for future issuance under the 2008 Stock Incentive Plan, all of which could be issued under the terms of the plan (a) upon the exercise of options and stock appreciation rights, and (b) in the form of restricted stock, restricted stock units or “other stock-based” awards. In addition, there were 250 shares remaining available for future issuance under the 2005 Stock Incentive Plan, all of which could be issued under the terms of the plan (a) upon the exercise of options and stock appreciation rights, or (b) in the form of restricted stock, restricted stock units or “other stock-based” awards. There were also 250 shares remaining available for future issuance under the 2003 Stock Incentive Plan and 250 shares remaining available for future issuance under the 2001 Stock Incentive Plan, all of which could be issued under the respective terms of the plans (a) upon the exercise of options and stock appreciation rights, or (b) in the form of restricted stock or “other stock-based” awards. Finally, there were also 39,472 shares remaining available for future issuance to our non-management directors and advisory directors under the 2004 Director Compensation Plan.

Awards to Be Granted

Grants of awards under the Amended and Restated Plan will be made in the future by the corporate personnel committee as it deems appropriate.

Vote Required to Adopt the Amended and Restated 2008 Stock Incentive Plan

Under our by-laws and New York Stock Exchange Rules, adoption of the Amended and Restated 2008 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock entitled to vote on the proposal as of the record date. For the purposes of approving this proposal under the NYSE rules, broker non-votes will be excluded from the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such broker non-votes result in a failure to obtain total votes cast on the proposal representing more than 50% of all shares of our common stock entitled to vote on the proposal) while abstentions will be included in the tabulation of votes cast and count as votes against the proposal. Our board of directors unanimously recommends a vote FOR the proposal to adopt the Amended and Restated 2008 Stock Incentive Plan.

Annex A

McMoRan EXPLORATION CO.
AMENDED AND RESTATED
2008 STOCK INCENTIVE PLAN

SECTION 1

Purpose. The purpose of the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan (the “Plan”) is to increase stockholder value and advance the interests of the Company and its Subsidiaries by furnishing a variety of equity incentives designed to (i) attract, retain, and motivate key employees, officers, and directors of the Company and consultants and advisers to the Company and (ii) strengthen the mutuality of interests among such persons and the Company’s stockholders.

SECTION 2

Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract, or other instrument or document evidencing any Award, which the Company may, but need not, require a Participant to execute, acknowledge, or accept.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” refers to the Corporate Personnel Committee of the Board, the Nominating and Corporate Governance Committee of the Board, or both of these committees, as the context indicates.

“Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.

“Company” shall mean McMoRan Exploration Co.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company; (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary; (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management, or legal services who provides services to the Company or a Subsidiary through such arrangement; (iv) any consultant or adviser to the Company, a Subsidiary, or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement; (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person’s first Award under the Plan; and (vi) Outside Directors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Immediate Family Members” shall mean the spouse and natural or adopted children or grandchildren of the Participant and his or her spouse.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company, and shall include non-voting advisory directors to the Board.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 162(m)” shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

SECTION 3

(a) Administration. The Plan shall generally be administered by the Corporate Personnel Committee. The Nominating and Corporate Governance Committee of the Board shall administer the Plan with respect to grants to Outside Directors. Members of the Corporate Personnel Committee and the Nominating and Corporate Governance Committee shall qualify as “non-employee directors” under Rule 16b-3 under the 1934 Act.

(b) Authority. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Nominating and Corporate Governance Committee (with respect to Outside Directors) and the Corporate Personnel Committee (with respect to all other Eligible Individuals) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property, or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Effect of Committee’s Determinations. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the applicable Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company, and any Eligible Individual.

(d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(d) shall be equal to the fair market value of the underlying Shares on the date of grant.

SECTION 4

Eligibility. The Committee, in accordance with Section 3(a), may grant an Award under the Plan to any Eligible Individual.

SECTION 5

(a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 11,500,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 11,500,000 Shares.

(C) Subject to the other provisions of this Section 5(a):

(1) the maximum number of Shares issuable under the Plan as Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards payable in Shares for which there is a per share purchase price less than 100% of the fair market value of the securities to which the Award relates shall be 3,500,000 Shares; and

(2) up to 575,000 of the Shares referenced in section 5(a)(i)(C)(1) may be issued pursuant to Awards to employees, consultants, or advisers in the form of Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards payable in Shares without compliance with the minimum vesting periods set forth in Sections 8(b), 9(b), and 10(b), respectively. If (x) Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award is granted with a minimum vesting period of at least three years or a minimum vesting period of at least one year, subject to the attainment of specific performance goals, and (y) the vesting of such Award is accelerated in accordance with Section 12(a) hereof as a result of the Participant’s death, retirement, or other termination of employment or cessation of consulting or advisory services to the Company, or a change in control of the Company, such Shares shall not count against the limitation described in this section 5(a)(i)(C)(2).

(D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(F) The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any calendar year shall be $5 million.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limits. The maximum number of Shares that may be covered by Awards granted under the Plan to any Outside Director during a calendar year shall be 50,000 Shares, and the maximum number of Shares that may be covered by Awards granted under the Plan to any other Participant during a calendar year shall be 500,000 Shares.

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants, or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, return on cash flow, cash flow per equivalent barrel or Mcf, finding costs per equivalent barrel or Mcf, or increase in production of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required by Section 162(m).

SECTION 6

(a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option, and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

(b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

(c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) as of the effective date of such exercise; (iii) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; (iv) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of shares of Common Stock with an aggregate fair market value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate fair market value of the shares of Common Stock subject to the Option; or (v) in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

SECTION 7

(a) Stock Appreciation Rights. A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

(c) Committee Discretion to Determine Form of Payment. The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares, or a combination of cash and Shares.

SECTION 8

(a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except (i) for Restricted Stock granted to Outside Directors, (ii) for Restricted Stock that vests based on the attainment of performance goals, and (iii) as provided in Section 5(a)(i)(C)(2), a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Amended and Restated McMoRan Exploration Co. 2008 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by McMoRan Exploration Co. Copies of the Plan and the notice of grant are on file at the principal office of McMoRan Exploration Co.

Alternatively, in the discretion of the Company, ownership of the Shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

(d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

(e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

(f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

(g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9

(a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Vesting Period. At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest. Each Award of Restricted Stock may have a different vesting period. Except (i) for Restricted Stock Units granted to Outside Directors, (ii) for Restricted Stock Units that vest based on the attainment of performance goals, and (iii) as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.

SECTION 10

(a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award”, which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an

Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Vesting Period. Except (i) for Other Stock-Based Awards granted to Outside Directors, (ii) Other Stock-Based Awards that vest based on the attainment of performance goals, and (iii) as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

SECTION 11

(a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (a) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (b) materially increase the benefits accruing to Participants under the Plan, (c) materially expand the classes of persons eligible to participate in the Plan, (d) expand the types of Awards available for grant under the Plan, (e) materially extend the term of the Plan, (f) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (g) amend Section 11(c) to permit a reduction in the exercise price of Options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.

(b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

SECTION 12

(a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

(b) Withholding. (i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

(c) Transferability.

(i) No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except:

(A) by will;

(B) by the laws of descent and distribution;

(C) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or

(D) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (1) to Immediate Family Members, (2) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (3) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (4) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company, or trust described in (2), (3) or (4) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members.

(ii) To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

(d) Share Certificates. Any certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not,

provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

(g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.

(l) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

(m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 13

Term of the Plan. Subject to Section 11(a), no Awards may be granted under the Plan after May 3, 2020, which is ten years after the date the Plan was approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

MCMORAN EXPLORATION CO. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders, May 3, 2010 The undersigned hereby appoints James R. Moffett, Richard C. Adkerson and Kathleen L. Quirk, each or any of them, as proxies, with full power of substitution, to vote the shares of the undersigned in McMoRan Exploration Co. at the Annual Meeting of Stockholders to be held on Monday, May 3, 2010, at 11:00 a.m. Central Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter. If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE (continued on reverse side) . FOLD AND DETACH HERE .

Please mark your votes as indicated in this example The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 below: FOR WITHHOLD FOR AGAINST ABSTAIN X Item 1 – Election of seven directors. Item 3 – Approval of the proposed amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000. Nominees are: Richard C. Adkerson Suzanne T. Mestayer Robert A. Day Gerald J. Ford H. Devon Graham, Jr. James R. Moffett B. M. Rankin, Jr. Item 4 – Approval of the Amended and Restated 2008 Stock Incentive Plan. FOR, except withhold vote from following nominee(s): ___ FOR AGAINST ABSTAIN Signature(s) ___Dated: ___, 2010 You may specify your votes by marking the appropriate box on this side. You need not mark any box, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation. If your votes are not specified, this proxy will be voted FOR Items 1, 2, 3 and 4. . FOLD AND DETACH HERE . MCMORAN EXPLORATION CO. OFFERS STOCKHOLDERS OF RECORD TWO WAYS TO VOTE YOUR PROXY Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of voting, 24 hours a day, 7 days a week. INTERNET VOTING VOTING BY MAIL Visit the Internet voting website at Simply sign and date your proxy card and http://www.ivselection.com/explor10. Have this return it in the postage-paid envelope to proxy card ready and follow the instructions on Secretary, McMoRan Exploration Co., P.O. your screen. You will incur only your usual Box 17149, Wilmington, Delaware 19885-9809. Internet charges. Available 24 hours a day, 7 If you are voting by Internet, please do not mail days a week until 11:59 p.m. Eastern Time on your proxy card. May 2, 2010. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2010. This proxy statement and the 2009 annual report are available at http://www.proxymaterial.com/mmr.